UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: January 6, 2006
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                    0-17371              90-0196936
 (State or other jurisdiction       (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)     Identification Number)



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)

     Item 7.01 Regulation FD Disclosure

     On January 6, 2006, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of December 2005.

     The information for December 2005 is as follows:

                            Nov 2005   Dec 2005  Total*

Wells Drilled                   23         52        75
Wells Connected                  2         16        18
Wells Recompleted               21          5        26

Pipeline Installed (miles)    6.85       27.9     34.79


Net Acres Leased          1,340.55   3,851.48  5,192.03

--------------------
* Total column represents November and December results only.


     The Company experienced some delays in delivery of pumping units and separators from third party vendors. This issue should be resolved in January, allowing us to catch up on our projected well connections.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        QUEST RESOURCE CORPORATION



                                        By: /s/ Jerry D. Cash
                                            ------------------------------------
                                            Jerry D. Cash
                                            Chief Executive Officer


     Date: January 6, 2006